PEACE ARCH ENTERTAINMENT GROUP INC.

SUBSCRIPTION AGREEMENT FOR COMMON SHARES

(United States)

TO:

PEACE ARCH ENTERTAINMENT GROUP INC.

AND TO:

WESTWIND PARTNERS INC., CIBC WORLD MARKETS INC., PARADIGM CAPITAL INC. AND CLARUS SECURITIES. INC. (collectively, the “Agents”)

AND TO:

WESTWIND PARTNERS (USA) INC. (the “U.S. Affiliate”), PARADIGM CAPITAL US INC., CIBC WORLD MARKETS CORP. AND MORGAN JOSEPH & CO. INC. (collectively, the “U.S. Agents”)

The undersigned (the “Subscriber”) hereby irrevocably subscribes for and agrees to purchase from Peace Arch Entertainment Group Inc. (the “Corporation”) that number of common shares of the Corporation (the “Purchased Shares”) set out under “Subscription and Subscription Information” below at a price of CDN $2.50 per share (the “Subscription Price”).  The Subscriber agrees to be bound by the terms and conditions set forth in the attached “Terms and Conditions of Subscription for Common Shares” including without limitation the representations, warranties and covenants set forth in the applicable schedules attached thereto. The Subscriber further agrees, without limitation, that the Corporation, the Agents and the U.S. Agents may rely upon the Subscriber’s representations, warranties and covenants contained in such documents.  This subscription is subject to acceptance by the Corporation.

There is no minimum amount required to be raised by the sale of the Purchased Shares and the proceeds from the sale of the Purchased Shares will be immediately available to the Corporation.

Please make sure that your subscription includes:

1.

one (1) signed copy of this Subscription Agreement with the information on the following page completed;

2.

a certified cheque or electronic wire transfer in an amount equal to the aggregate Subscription Price, payable in Canadian funds to the Corporation unless other acceptable payment arrangements have been made; and

3.

one (1) signed copy of the Certificate of a U.S. Person in the form attached to this Subscription Agreement as Schedule “A”.

Please deliver your subscription to:

Peace Arch Entertainment Group Inc.

1867 Yonge Street, Suite 650

Toronto, ON

M4S 1Y5

Attention:

Gary Howsam, CEO

Fax:

(416) 487-6141

All Subscriptions Must Be Received By Not Later than June 4, 2007 at 12:00 pm Eastern Time

SUBSCRIPTION AND SUBSCRIBER INFORMATION
Please print all information (other than signatures), as applicable, in the space provided below

Number of Purchased Shares: x CDN$2.50
(Name of Subscriber)
=
Account Reference (if applicable):
By:	Aggregate Subscription Price: (the “Subscription Price”)
Authorized Signature

(Official Capacity or Title – if the Subscriber is not an individual)

(Name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber’s Address, including State) (“jurisdiction”)

(Telephone Number)

(Email Address)

If the Subscriber is signing as agent for a principal (beneficial purchaser) and is not purchasing as trustee or agent for accounts fully managed by it, complete the following:

(Name of Principal)

(Principal’s Address)

__________________________________________________________

(Telephone Number)

(Email Address)

Account Registration Information: (Name) (Account Reference, if applicable) (Address, including Postal Code)	Delivery Instructions as set forth below: ☐ Same as registered address, or (Name) (Account Reference, if applicable) (Address) (Contact Name) (Telephone Number)

Number and kind of securities of the Corporation held, if any:

Each of the Corporation and the Subscriber hereby acknowledges that it has consented and requested that all documents evidencing or relating in any way to the Purchased Shares and this Subscription Agreement be drawn up in the English language only.  La  Société et le souscripteur reconnaissent par les présentes avoir consenti et demandé que tous les documents faisant foi ou se rapportant de quelque manière a la vente d’actions ordinaires de la société et à la présente convention de souscription soient rédigés en anglais seulement.

TERMS AND CONDITIONS OF SUBSCRIPTION FOR
COMMON SHARES

ARTICLE 1 - INTERPRETATION

1.1

Definitions

Whenever used in this Subscription Agreement, unless there is something in the subject matter or context inconsistent therewith, the following words and phrases shall have the respective meanings ascribed to them as follows:

“Agency Agreement” means the agency agreement to be entered into between the Lead Agent, the Corporation and the other parties thereto in respect of the Offering.

“Amex” means the American Stock Exchange.

“Amex Approval” means the approval of Amex to list the Purchased Shares thereon.

“Business Day” means a day other than a Saturday, Sunday or any other day on which the principal chartered banks located in Toronto are not open for business.

“Closing” shall have the meaning ascribed to such term in Section 4.1.

“Closing Date” shall have the meaning ascribed to such term in Section 4.1.

“Closing Time” shall have the meaning ascribed to such term in Section 4.1.

“Common Share” means a common share in the capital of the Corporation as constituted as at the Closing Date.

“Control Person” means a person, company or combination of persons or companies described in clause (c) of the definition of “distribution” in subsection 1(1) of the Securities Act (Ontario).

“Corporation” means Peace Arch Entertainment Group Inc.

“Lead Agent” means Westwind Partners Inc.

“Morgan Joseph” means Morgan Joseph & Co. Inc.

“Offering” means the offering of up to 14,600,000 Common Shares pursuant to this Agency Agreement.

“Purchased Shares” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“person” means any individual (whether acting as an executor, trustee administrator, legal representative or otherwise), corporation, firm, partnership, sole proprietorship, syndicate, joint venture, trustee, trust, unincorporated organization or association, and pronouns have a similar extended meaning.

“Securities Laws” means, as applicable, the securities laws, regulations, rules, rulings and orders in Canada, the United States, each of the provinces of Canada and each of the states of the United States, the applicable policy statements issued by the securities regulators in Canada, the United States, each of the provinces of Canada and each of the states of the United States and the rules of the TSX and AMEX.

“Subscriber” means the subscriber for Purchased Shares as set out on the face page of this Subscription Agreement.

“Subscription Agreement” means this subscription agreement (including any schedules hereto) and any instrument amending this Subscription Agreement; “hereof”, “hereto”, “hereunder”, “herein” and similar expressions mean and refer to this Subscription Agreement and not to a particular Article or Section; and the expression “Article” or “Section” followed by a number means and refers to the specified Article or Section of this Subscription Agreement.

“Subscription Price” shall have the meaning ascribed to such term on the face page of this Subscription Agreement.

“Term Sheet” means the term sheet delivered to potential purchasers of Purchased Shares, a copy of which is attached hereto as Schedule “B.”

“TSX” means the Toronto Stock Exchange.

“TSX Approval” means the conditional approval of the Offering by the TSX, including without limitation, the TSX agreeing to list the Common Shares thereon.

“United States” means the United States of America, its territories and possessions, any State of the United States and the District of Columbia.

“U.S. Person” means a “U.S. Person” as defined in Rule 902(k) of Regulation S under the U.S. Securities Act.

“U.S. Securities Act” means the United States Securities Act of 1933, as amended.

1.2

Gender and Number

Words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine gender and words importing persons shall include firms and corporations and vice versa.

1.3

Currency

Unless otherwise specified, all dollar amounts in this Subscription Agreement, including the symbol “$”, are expressed in Canadian dollars.

1.4

Subdivisions, Headings and Table of Contents

The division of this Subscription Agreement into Articles, Sections, Schedules and other subdivisions, the inclusion of headings and the provision of a table of contents are for convenience of reference only and shall not affect the construction or interpretation of this Subscription Agreement.  The headings in this Subscription Agreement are not intended to be full or precise descriptions of the text to which they refer.  Unless something in the subject matter or context is inconsistent therewith, references herein to an Article, Section, Subsection, paragraph, clause or Schedule are to the applicable article, section, subsection, paragraph, clause or schedule of this Subscription Agreement.

ARTICLE 2 - SCHEDULES

2.1

Description of Schedules

The following are the Schedules attached to and incorporated in this Subscription Agreement by reference and deemed to be a part hereof:

Schedule “A”

-

Certificate of a U.S. Person

Schedule “B”

-

Term Sheet

ARTICLE 3- SUBSCRIPTION AND DESCRIPTION OF
PURCHASED SHARES

3.1

Subscription for the Purchased Shares

The Subscriber hereby confirms its irrevocable subscription for an offer to purchase the Purchased Shares from the Corporation, on and subject to the terms and conditions set out in this Subscription Agreement, for the Subscription Price which is payable as described in Article 4.

3.2

Acceptance and Rejection of Subscription by the Corporation

The Subscriber acknowledges and agrees that the Corporation, the Lead Agent and the U.S. Affiliate reserve the right, in their absolute discretion, to reject this subscription for Purchased Shares, in whole or in part, at any time prior to the Closing Time.  If this subscription is rejected in whole, any cheques or other forms of payment delivered to the Corporation representing the Subscription Price will be promptly returned to the Subscriber without interest or deduction.  If this subscription is accepted only in part, a cheque representing any refund of the Subscription Price for that portion of the subscription for the Purchased Shares which is not accepted, will be promptly delivered to the Subscriber without interest or deduction.

ARTICLE 4 - CLOSING

4.1

Closing

Delivery and sale of the Purchased Shares and payment of the Subscription Price will be completed (the “Closing”) concurrently at the offices of the Corporation’s counsel, Goodmans LLP, 250 Yonge Street, Suite 2400, Toronto, Ontario, M5B 2M6 at 12:00 p.m. (Toronto time) (the “Closing Time”) on June 8, 2007 or such other place or date or time as the Corporation and the Lead Agent may agree (the “Closing Date”).  If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement have been complied with to the satisfaction of the Lead Agent and the U.S. Affiliate, or waived by them, the Subscriber shall deliver to the Corporation this Subscription Agreement and payment of the aggregate Subscription Price for the Purchased Shares sold pursuant to the Subscription Agreement against delivery by the Corporation of certificates representing the Purchased Shares, and such other documentation as maybe required pursuant to this Subscription Agreement.

If, prior to the Closing Time, the terms and conditions contained in this Subscription Agreement (other than delivery by the Corporation to the Subscriber of certificates representing the Purchased Shares) have not been complied with to the satisfaction of the Lead Agent and the U.S. Affiliate, or waived by them, the Corporation and the Subscriber will have no further obligations under this Subscription Agreement.

4.2

Conditions of Closing

The Offering is conditional upon the Corporation obtaining TSX Approval, Amex Approval, and fulfilling all other conditions referred to in this Subscription Agreement.

The Subscriber acknowledges and agrees that the obligations of the Corporation hereunder are conditional on the accuracy of the representations and warranties of the Subscriber contained in this Subscription Agreement as of the date of this Subscription Agreement, and as of the Closing Time as if made at and as of the Closing Time, and the fulfillment of the following additional conditions as soon as possible and in any event not later than the Closing Time:

(a)

payment by the Subscriber of the Subscription Price by certified cheque, bank draft or other acceptable electronic means in Canadian dollars payable to “Peace Arch Entertainment Group Inc.”;

(b)

the Subscriber having properly completed, signed and delivered this Subscription Agreement to:

Peace Arch Entertainment Group Inc.

1867 Yonge Street, Suite 650

Toronto, ON

M4S 1Y5

Attention:

Gary Howsam, CEO

Fax:

(416) 487-6141

(c)

the Subscriber having properly completed, signed and delivered a Certificate of a U.S. Person, attached hereto as Schedule “A”, evidencing the Subscriber’s status as an accredited investor resident in the United States.

4.3

Authorization of the U.S. Affiliate

The Subscriber irrevocably authorizes the U.S. Affiliate in its sole and absolute discretion, to act as the Subscriber’s representative at the Closing, and hereby appoints the U.S. Affiliate, with full power of substitution, as its true and lawful attorney with full power and authority in the Subscriber’s place and stead:

(a)

to receive certificates representing the Purchased Shares, to execute in the Subscriber’s name and on its behalf all closing receipts and required documents, to complete and correct any errors or omissions in any form or document provided by the Subscriber in connection with the subscription for the Purchased Shares and to exercise any rights of termination contained in the Agency Agreement;

(b)

to extend such time periods and to waive, in whole or in part, any representations, warranties, covenants or conditions (other than representations, warranties, covenants or conditions for the benefit of the Corporation) in this Subscription Agreement and the Agency Agreement or any ancillary or related document;

(c)

to terminate this Subscription Agreement if any condition precedent is not satisfied, in such manner and on such terms and conditions as the U.S. Affiliate in its sole discretion may determine; and

(d)

without limiting the generality of the foregoing, to negotiate, settle, execute, deliver and amend the Agency Agreement.

ARTICLE 5- REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

5.1

Representations and Warranties of the Corporation

By execution of this Subscription Agreement, the Corporation hereby agrees with the Subscriber that the Subscriber shall be entitled to rely on the representations, warranties and covenants made by the Corporation to the Agents as set forth in the Agency Agreement (including Schedule F thereto) to the extent that they have not been waived, in whole or in part, by the Agents.  Such representations, warranties and covenants shall form an integral part of this agreement and shall survive the closing of the purchase and sale of the Purchased Shares and shall continue in full force and effect for the benefit of the Subscriber in accordance with the terms of the Agency Agreement.

ARTICLE 6- ACKNOWLEDGEMENTS, COVENANTS, REPRESENTATIONS AND WARRANTIES OF THE SUBSCRIBER

6.1

Acknowledgements, Representations, Warranties and Covenants of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, hereby represents and warrants to, and covenants with, the Corporation, the Agents and the U.S. Agents as follows and acknowledges that the Corporation is relying on such representations and warranties in connection with the transactions contemplated herein:

(a)

The Subscriber and each beneficial person for whom it is acting is a resident or, if not an individual, has the head office in the jurisdiction set out on the page following the face page of this Subscription Agreement and intends that the Securities Laws of that jurisdiction govern the issuance of Purchased Shares to the Subscriber under the Offering.  Such address was not created and is not used solely for the purpose of acquiring the Purchased Shares.  The Subscriber and any beneficial owner for whom it is acting was not created or used solely to purchase or hold securities in reliance upon an exemption from a prospectus requirement.

(b)

The Subscriber has properly completed, executed and delivered to the Corporation within applicable time periods the Certificate of a U.S. Person (dated as of the date hereof) set forth in Schedule “A” and the information contained therein is true and correct.

(c)

The representations, warranties and covenants contained in the Certificate of a U.S. Person, attached hereto as  Schedule “A”, will be true and correct both as of the date of execution of this Subscription Agreement and as of the Closing Time.

(d)

The Subscriber is a U.S. Person, or is not a U.S. Person but was offered the Purchased Shares, or executed or delivered this Subscription Agreement, in the United States of America, or is purchasing the Purchased Shares for the account of or benefit of a U.S. Person or a person in the United States of America or is otherwise subject to the securities laws of the United States of America.

(e)

The execution and delivery of this Subscription Agreement, the performance and compliance with the terms hereof, the subscription for the Purchased Shares and the completion of the transactions described herein by the Subscriber will not result in any material breach of, or be in conflict with or constitute a material default under, or create a state of facts which, after notice or lapse of time, or both, would constitute a material default under any term or provision of the constating documents, by-laws or resolutions of the Subscriber, the Securities Laws or any other laws applicable to the Subscriber, any agreement to which the Subscriber is a party, or any judgment, decree, order, statute, rule or regulation applicable to the Subscriber.

(f)

The Subscriber is subscribing for the Purchased Shares as principal for its own account and not for the benefit of any other person (within the meaning of applicable Securities Laws) and not with a view to resale or distribution of all or any of the Purchased Shares or if it is not subscribing as principal, it acknowledges that the Corporation may be required by law to disclose to certain regulatory authorities the identity of each beneficial purchaser for the Purchased Shares for whom it is acting.

(g)

In the case of a subscription for the Purchased Shares by the Subscriber acting as trustee or agent (including, for greater certainty, a portfolio manager or comparable adviser) for a principal, the Subscriber is duly authorized to execute and deliver this Subscription Agreement and all other necessary documentation in connection with such subscription on behalf of each such beneficial person, each of whom is subscribing as principal for its own account, not for the benefit of any other person and not with a view to the resale or distribution of the Purchased Shares and this Subscription Agreement has been duly authorized, executed and delivered by or on behalf of and constitutes a legal, valid and binding agreement of, such principal, and the Subscriber acknowledges that the Corporation and/or the Agents or the U.S. Agents may be required by law to disclose the identity of each beneficial purchaser for whom the Subscriber is acting.

(h)

In the case of a subscription for the Purchased Shares by the Subscriber acting as principal, this Subscription Agreement has been duly authorized, executed and delivered by, and constitutes a legal, valid and binding agreement of, the Subscriber.  This Subscription Agreement is enforceable in accordance with its terms against the Subscriber and any beneficial purchasers on whose behalf the Subscriber is acting.

(i)

If the Subscriber, or (if applicable) any beneficial purchaser for whom the Subscriber is contracting hereunder, is:

(i)

a corporation, the Subscriber or beneficial purchaser, if applicable, is duly organized and is validly subsisting under the laws of its jurisdiction of incorporation and has all requisite legal and corporate power and authority to execute and deliver this Subscription Agreement, to subscribe for the Purchased Shares as contemplated herein and to carry out and perform its obligations under the terms of this Subscription Agreement and the individual signing the Subscription Agreement has been duly authorized to execute this Subscription Agreement;

(ii)

a partnership, syndicate or other form of unincorporated organization, the Subscriber or beneficial purchaser, if applicable, has the necessary legal capacity and authority to execute and deliver this Subscription Agreement and to observe and perform its covenants and obligations hereunder and has obtained all necessary approvals in respect thereof; or

(iii)

an individual, the Subscriber or beneficial purchaser, if applicable, is of the full age of majority in the jurisdiction in which he or she is resident and is legally competent to execute and be bound by this Subscription Agreement and to observe and perform his or her covenants and obligations hereunder.

(j)

Other than the Agents and the U.S. Agents, there is no person acting or purporting to act in connection with the transactions contemplated herein who is entitled to any brokerage or finder’s fee.  If any person establishes a claim that any fee or other compensation is payable in connection with this subscription for the Purchased Shares, the Subscriber covenants to indemnify and hold harmless the Corporation, the Agents and the U.S. Agents with respect thereto and with respect to all costs reasonably incurred in the defence thereof.

(k)

The Subscriber (and any beneficial owner) is not, with respect to the Corporation or any of its affiliates, a Control Person or a “promoter” within the meaning of the Securities Laws.

(l)

The Subscriber, and each beneficial purchaser for whom it is contracting, is at arm’s length within the meaning of the applicable Securities Laws and the policies of the TSX, with the Corporation.

(m)

If required by applicable Securities Laws or the Corporation, the Subscriber will execute, deliver and file or assist the Corporation in filing such reports, undertakings and other documents with respect to the issue of the Purchased Shares as may be required by any securities commission, stock exchange or other regulatory authority.

(n)

The purchase of the Purchased Shares by the Subscriber hereunder is not a transaction in which any director or officer of the Corporation, or any beneficial owner of 10% of the voting rights attending to all outstanding voting securities of the Corporation, has a direct or indirect beneficial interest unless the Subscriber has otherwise notified the Corporation.

(o)

The Subscriber, and each beneficial person for whom it is contracting hereunder, have been independently advised to consult their own legal advisors with respect to trading in the Purchased Shares, the resale restrictions imposed by the Securities Laws of the state in which the Subscriber resides or to which the Subscriber is subject and by the policies of the TSX and AMEX and the Subscriber is solely responsible (and the Corporation, the Agents and the U.S. Agents are not in any way responsible) for compliance with applicable resale restrictions and the Subscriber is aware that it (or beneficial persons for whom it is contracting hereunder) may not be able to resell such securities except in accordance with limited exemptions under the Securities Laws and other applicable securities laws.

(p)

The Subscriber, and each beneficial person for whom it is contracting hereunder, has not received or been provided with a prospectus or offering memorandum, within the meaning of the Securities Laws, or any document in connection with the Offering, and the Subscriber’s decision to subscribe for the Purchased Shares was not based upon, and the Subscriber, and each beneficial person for whom it is contracting hereunder, has not relied upon, any verbal or written representations as to fact or otherwise made by or on behalf of the Corporation, the Agents or the U.S. Agents.  The Subscriber’s decision to subscribe for the Purchased Shares was based solely upon the Term Sheet and information about the Corporation which is publicly available (any such information having been obtained by the Subscriber without independent investigation or verification by the Corporation, the Agents or the U.S. Agents).

(q)

The Subscriber is not purchasing Purchased Shares with knowledge of material information concerning the Corporation which has not been generally disclosed.

(r)

No person has made any written or oral representations:

(i)

that any person will resell or repurchase the Purchased Shares;

(ii)

that any person will refund the Subscription Price; or

(iii)

as to the future price or value of the Purchased Shares.

(s)

There are risks associated with the purchase of and investment in the Purchased Shares and the Subscriber, and each beneficial person for whom it is contracting hereunder, is knowledgeable, sophisticated and experienced in business and financial matters and is capable of evaluating the merits and risks of an investment in the Purchased Shares, fully understands the restrictions on resale of the Purchased Shares and is able to bear the economic risk of an investment in the Purchased Shares.

6.2

Acknowledgments of the Subscriber

The Subscriber, on its own behalf and, if applicable, on behalf of others for whom it is acting hereunder, acknowledges and agrees as follows:

(a)

The Subscriber has reviewed a copy of the Term Sheet attached as Schedule “B” setting out the principal terms of the Offering.

(b)

No securities commission, agency, governmental authority, regulatory body, stock exchange or similar regulatory authority has reviewed, passed, made any finding or determination, or recommended or endorsed on the merits of the Purchased Shares.

(c)

There are restrictions on the Subscriber’s ability to resell the Purchased Shares and it is the responsibility of the Subscriber to find out what those restrictions are and to comply with them before selling the Purchased Shares.

(d)

The Purchased Shares shall be subject to statutory resale restrictions under the Securities Laws of the jurisdiction in which the Subscriber resides and under other applicable securities laws, and the Subscriber covenants that it will not resell the Purchased Shares except in compliance with such laws and the Subscriber acknowledges that it is solely responsible (and the Corporation, the Agents, nor the U.S. Agents are in no way responsible) for such compliance.

(e)

The Subscriber’s ability to transfer the Purchased Shares is limited by, among other things, applicable Securities Laws.

(f)

The Subscriber and each beneficial purchaser on whose behalf the Subscriber is contracting, if any, understands and acknowledges that upon the issuance of the Purchased Shares, the certificates representing the Purchased Shares, as well as all certificates issued in exchange therefor, issued prior to four months plus one day from the Closing Date shall bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE _________, 2007.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

For purposes of complying with the United States Securities Laws, the Subscriber and each beneficial Subscriber, if any, understands and acknowledges that all certificates issued to the Subscriber representing the Purchased Shares shall bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE

STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION.”

“DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if any such Purchased Shares are being sold in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act at a time that the Corporation is a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act and in compliance with Canadian local laws and regulations, the legend may be removed by providing a declaration to the Corporation’s registrar and transfer agent and the Corporation in the form of paragraph (i) of Schedule A (or as the Corporation may reasonably prescribe from time to time) and the Corporation shall use commercially reasonable efforts to cause the legend to be removed within three business days of receipt thereof; and provided, further, that, if any such Purchased Shares are being sold pursuant to Rule 144 of the U.S. Securities Act or a transaction that does not require registration under the U.S. Securities Act or applicable state securities laws, the legend may be removed by delivery to the registrar and transfer agent of the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation , to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.

(g)

The Agents, the U.S. Agents and/or their affiliates and their respective directors, officers, employees, agents and representatives, including legal counsel, assume no responsibility or liability of any nature whatsoever for the accuracy or adequacy of any publicly available information concerning the Corporation or as to whether all information concerning the Corporation that is required to be disclosed or filed by the Corporation under the Securities Laws has been so disclosed or filed.

(h)

The Subscriber, and each beneficial person for whom it is contracting hereunder, shall execute, deliver, file and otherwise assist the Corporation, the Agents and the U.S. Agents with filing all documentation required by the applicable Securities Laws to permit the subscription for the Purchased Shares and the issuance of the Purchased Shares.

(i)

The Corporation is relying on an exemption from the requirement to provide the Subscriber with a prospectus under the Securities Laws and as a consequence of acquiring the Purchased Shares pursuant to such exemption:

(i)

certain protections, rights and remedies provided by applicable Securities Laws, including statutory rights of rescission and certain statutory remedies against an issuer, underwriters, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to the Subscriber and each beneficial person for whom it is contracting hereunder, or, if applicable, others for whom you are contracting hereunder;

(ii)

the common law may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement;

(iii)

the Subscriber and each beneficial person for whom it is contracting hereunder, may not receive information that would otherwise be required to be given under applicable Securities Laws; and

(iv)

the Corporation is relieved from certain obligations that would otherwise apply under applicable Securities Laws.

(j)

The Subscriber, and each beneficial person for whom it is contracting hereunder, is responsible for obtaining such legal, investment, tax and other professional advice as it considers appropriate in connection with the execution, delivery and performance of this Subscription Agreement and the transactions contemplated under this Subscription Agreement (including the resale and transfer restrictions referred to herein), and, without limiting the generality of the foregoing:

(i)

 the Corporation’s counsel are acting solely as counsel to the Corporation and not as counsel to the Subscriber;

(ii)

the Agents and U.S. Agents’ counsel are acting solely as counsel to the Agents and the U.S. Agents and not as counsel to the Subscriber; and

(iii)

the Agents and U.S. Agents are acting solely as financial advisor to, and agent of, the Corporation and not as financial advisor to the Subscriber, or as agent of, the Subscriber, except insofar as is necessary at the Closing to deliver payment for the Purchased Shares to the Corporation on behalf of the Subscriber and to accept and deliver the Purchased Shares to the Subscriber after the Closing.

(k)

There are risks associated with the purchase of the Purchased Shares.

(l)

The funds which will be advanced by the Subscriber hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) Act (Canada) (the “PCMLA”) and the Subscriber acknowledges that the Corporation may in the future be required by law to disclose the Subscriber’s name and other information relating to this Subscription Agreement and the Subscriber’s subscription hereunder, on a confidential basis, pursuant to the PCMLA.  To the best of its knowledge none of the subscription funds to be provided by the Subscriber (i) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada, the United States, or any other jurisdiction, or (ii) are being tendered on behalf of a person or entity who has not been identified to the Subscriber.  The Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

(m)

The Subscriber and any others for whom it is contracting hereunder acknowledge that the sale of the Purchased Shares was not as a result of any form of general solicitation or advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, including electronic display and the Internet.

(n)

The Subscriber, and each beneficial purchaser for whom it is contracting herewith, is solely responsible for its own due diligence investigation of the Corporation and its business, for its own analysis of the merits and risks of its investment in the Purchased Shares made pursuant to this Subscription Agreement and for its own analysis of the terms of its investment.

(o)

The Subscriber acknowledges that purchasing, holding and disposing of the Purchased Shares may have tax consequences to the Subscriber and any beneficial purchaser under the laws of Canada and the United States.  These tax consequences are not intended to be described in this Subscription Agreement or in any document made available to the Subscriber in connection herewith, and the Subscriber acknowledges that the Subscriber is solely responsible for determining the tax consequences of its investment in the Purchased Shares, and the Corporation, the Agents and the U.S. Agents have no responsibility therefor.

6.3

Reliance on Representations, Warranties, Covenants and Acknowledgements

The Subscriber acknowledges and agrees that the representations, warranties, covenants and acknowledgements made by the Subscriber in this Subscription Agreement are made with the intention that they may be relied upon by the Corporation, the Agents and the U.S. Agents in determining the Subscriber’s eligibility (and, if applicable, the eligibility of others for whom the Subscriber is contracting hereunder) to purchase the Purchased Shares under Securities Laws.  The Subscriber agrees to indemnify the Corporation, the Agents, the U.S. Agents and each of their controlling persons, affiliates, directors and officers against all losses, claims, costs, expenses, damages or liabilities which any of them may suffer or incur as a result of or arising from reliance thereon.  The Subscriber undertakes to immediately notify the Corporation and the U.S. Agents of any change in any statement or other information relating to the Subscriber set forth in this Subscription Agreement which takes place prior to the Closing Time.  The Subscriber further agrees that by accepting the Purchased Shares, the Subscriber shall be representing and warranting that such representations, warranties, acknowledgements and covenants are true as at the Closing Time with the same force and effect as if they had been made by the Subscriber at the Closing Time and that they shall survive the purchase by the Subscriber of the Purchased Shares and shall continue in full force and effect notwithstanding any subsequent disposition by the Subscriber of any of the Purchased Shares.

ARTICLE 7 - SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

7.1

Survival of Representations, Warranties and Covenants of the Corporation

The representations, warranties and covenants of the Corporation contained in this Subscription Agreement and the Agency Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Subscriber with respect thereto, shall continue in full force and effect for the benefit of the Subscriber.

7.2

Survival of Representations, Warranties and Covenants of the Subscriber

The representations, warranties and covenants of the Subscriber contained in this Subscription Agreement shall survive the Closing and, notwithstanding such Closing or any investigation made by or on behalf of the Corporation, the Agents or the U.S. Agents with respect thereto, shall continue in full force and effect for the benefit of the Corporation, the Agents or the U.S. Agents.

ARTICLE 8- MISCELLANEOUS

8.1

Fee to the Agents

The Subscriber acknowledges and agrees that in connection with the issuance and sale of the Purchased Shares, the Lead Agent will receive from the Corporation on Closing, a cash fee equal to 6% of the proceeds of the sale of the Purchased Shares and the Agents are reallowing to Morgan Joseph as a member of the selling group a cash fee equal to 4% of the Purchased Shares sold by it in the United States.  The Corporation will also pay certain other fees, expenses and disbursements of the Agents and the U.S. Agents (including the reasonable legal fees and disbursements of the Agents’ counsel).

8.2

Further Assurances

Each of the parties hereto upon the request of each of the other parties hereto, whether before or after the Closing Time, shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, documents, assignments, transfers, conveyances, powers of attorney and assurances as may reasonably be necessary or desirable to complete the transactions contemplated herein.

8.3

Collection of Personal Information

(a)

The Subscriber acknowledges and consents to the fact that the Corporation, the Agents and the U.S. Agents are collecting the Subscriber’s (and any beneficial purchaser for which the Subscriber is contracting hereunder) personal information for the purpose of completing the Subscriber’s subscription.  The Subscriber acknowledges and consents to the Corporation, the Agents and the U.S. Agents retaining the personal information for so long as permitted or required by applicable law or business practices.  The Subscriber further acknowledges and consents to the fact that the Corporation, the Agents and the U.S. Agents may be required by Securities Laws, stock exchange rules and/or Investment Dealers Association of Canada rules to provide regulatory authorities any personal information provided by the Subscriber respecting itself (and any beneficial purchaser for which the Subscriber is contracting hereunder).  The Subscriber represents and warrants that it has the authority to provide the consents and acknowledgements set out in this paragraph on behalf of all beneficial purchasers for which the Subscriber is contracting.  In addition to the foregoing, the Subscriber agrees and acknowledges that the Corporation, the Agents and the U.S. Agents may use and disclose its personal information, or that of each beneficial purchaser for whom it is contracting hereunder, as follows:

(i)

for internal use with respect to managing the relationships between and contractual obligations of the Corporation and the Subscriber or any beneficial purchaser for whom the Subscriber is contracting hereunder;

(ii)

for use and disclosure for income tax related purposes, including without limitation, where required by law, disclosure to Canada Revenue Agency;

(iii)

for disclosure to securities regulatory authorities and other regulatory bodies with jurisdiction with respect to reports of trades and similar regulatory filings;

(iv)

for disclosure to a governmental or other authority to which the disclosure is required by court order or subpoena compelling such disclosure and where there is no reasonable alternative to such disclosure;

(v)

for disclosure to professional advisers of the Corporation, the Agents and the U.S. Agents in connection with the performance of their professional services;

(vi)

for disclosure to any person where such disclosure is necessary for legitimate business reasons and is made with the Subscriber’s prior written consent;

(vii)

for disclosure to a court determining the rights of the parties under this Subscription Agreement; or

(viii)

for use and disclosure as otherwise required or permitted by law.

8.4

Notices

(a)

Any notice, direction or other instrument required or permitted to be given to any party hereto shall be in writing and shall be sufficiently given if delivered personally, or transmitted by facsimile tested prior to transmission to such party, as follows:

(i)

in the case of the Corporation, to:

Peace Arch Entertainment Group Inc.

1867 Yonge Street, Suite 650

Toronto, Ontario  M4S 1Y5

Attention:

Gary Howsam, CEO

Fax:

(416) 487-6141

(ii)

in the case of the Subscriber, at the address specified on the face page hereof with a copy to Morgan Joseph:

Morgan Joseph & Co.

600 Fifth Avenue, 19th Floor
New York, New York 10020-2302
Attention:  Meg O’Connor

Fax:

(212) 218-3718

Telephone:  (212) 218-3760

Email:  moconnor@morganjoseph.com

and a copy to the Lead Agent, on behalf of the Agents and the U.S. Agents:

Westwind Partners Inc.

70 York Street, 10th Floor

Toronto, Ontario  M5J 1S9

Attention:

Amy Freedman
Fax:

(416) 815-1808

Telephone:

(416) 815-3089

Email:

afreedman@westwindpartners.com

(b)

Any such notice, direction or other instrument, if delivered personally, shall be deemed to have been given and received on the day on which it was delivered, provided that if such day is not a Business Day then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following such day and if transmitted by fax, shall be deemed to have been given and received on the day of its transmission, provided that if such day is not a Business Day or if it is transmitted or received after the end of normal business hours then the notice, direction or other instrument shall be deemed to have been given and received on the first Business Day next following the day of such transmission.

(c)

Any party hereto may change its address for service from time to time by notice given to each of the other parties hereto in accordance with the foregoing provisions.

8.4

Time of the Essence

Time shall be of the essence of this Subscription Agreement and every part hereof.

8.5

Costs and Expenses

Except as set forth in Section 8.1, all costs and expenses (including, without limitation, the fees and disbursements of legal counsel) incurred in connection with this Subscription Agreement and the transactions herein contemplated shall be paid and borne by the party incurring such costs and expenses.

8.6

Applicable Law

This Subscription Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Province of Ontario and the laws of Canada applicable therein. Any and all disputes arising under this Subscription Agreement, whether as to interpretation, performance or otherwise, shall be subject to the non-exclusive jurisdiction of the courts of the Province of Ontario and each of the parties hereto hereby irrevocably attorns to the jurisdiction of the courts of such Province.

8.7

Entire Agreement

This Subscription Agreement, including the Schedules hereto, constitutes the entire agreement between the parties with respect to the transactions contemplated herein and cancels and supersedes any prior understandings, agreements, negotiations and discussions between the parties.  There are no representations, warranties, terms, conditions, undertakings or collateral agreements or understandings, express or implied, between the parties hereto other than those expressly set forth in this Subscription Agreement or in any such agreement, certificate, affidavit, statutory declaration or other document as aforesaid.  This Subscription Agreement may not be amended or modified in any respect except by written instrument executed by each of the parties hereto.

8.8

Counterparts

This Subscription Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Subscription Agreement.  Counterparts may be delivered either in original or faxed form and the parties adopt any signature received by a receiving fax machine as original signatures of the parties.  Delivery of an executed counterpart of this Subscription Agreement by facsimile or transmitted electronically in either a Tagged Image Format File (“.tif”) or Portable Document Format (“.pdf”) shall be equally effective as delivery of a manually executed counterpart of this Subscription Agreement.  Any party delivering an executed counterpart of this Subscription Agreement by facsimile, .tif or .pdf shall also deliver a manually executed counterpart of this Subscription Agreement, but failure to do so shall not effect the validity, enforceability, of binding effect of this Subscription Agreement.

8.9

Assignment

This Subscription Agreement may not be assigned by any party except with the prior written consent of the other parties hereto.

8.10

Enurement

This Subscription Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors (including any successor by reason of the amalgamation or merger of any party), administrators and permitted assigns.

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The Corporation hereby accepts the subscription for Purchased Shares as set forth on the face page of this Subscription Agreement on the terms and conditions contained in the Subscription Agreement (including all applicable schedules) this     day of June, 2007.

PEACE ARCH ENTERTAINMENT GROUP INC.

Per:

Authorized Signing Officer

SCHEDULE “A”

CERTIFICATE OF A U.S. PERSON

All capitalized terms herein, unless otherwise defined, have the meanings ascribed thereto in the Subscription Agreement for Common Shares to which this Schedule “A” – Certificate of a U.S. Person is attached.

In addition to the covenants, representations and warranties contained in the Subscription Agreement for Common Shares, the undersigned Subscriber covenants, represents and warrants to the Corporation, the Agents and the U.S. Agents that:

(a)

the Subscriber is either a "U.S. Person" as defined in Rule 902 of Regulation S promulgated under the U.S. Securities Act, or is not a U.S. Person but was offered the Purchased Shares, or executed or delivered the Subscription Agreement, in the United States of America, or is purchasing the Purchased Shares for the account of or benefit of a U.S. Person or a person in the United States of America or is otherwise subject to the securities laws of the United States of America;

(b)

the Subscriber is purchasing the Purchased Shares for investment only and not with a view to resale or distribution and, in particular, the Subscriber has no intention to distribute either directly or indirectly any of the Purchased Shares in the United States or to U.S. Persons; provided however that the Subscriber may sell or otherwise dispose of any of the Purchased Shares pursuant to registration thereof pursuant to the U.S. Securities Act and any applicable state securities laws or in reliance on and pursuant to an exemption from such registration requirements. The Subscriber acknowledges that the Corporation has not undertaken, and will have no obligation, to register any of the Purchased Shares under the U.S. Securities Act or any applicable state securities laws.

(c)

the Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the investment and is able to bear the economic risk of loss of the investment;

(d)

the Subscriber understands that the Purchased Shares have not been and will not be registered under the U.S. Securities Act or any state securities laws and that the sale contemplated hereby is being made in reliance on an exemption from registration contained in Section 4(2) of the U.S. Securities Act and Rule 506 of Regulation D promulgated under the U.S. Securities Act based in part upon the Subscriber’s representations contained herein, including without limitation that the Subscriber is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the U.S. Securities Act;

(e)

the Subscriber is purchasing the Purchased Shares for its own account or the account of a beneficial purchaser over which the Subscriber exercises sole investment discretion that the Subscriber and each beneficial person for whom it is acting is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the U.S. Securities Act by satisfying one or more of the categories indicated below (please place an "X" on the appropriate line or lines for the Subscriber and each beneficial person, as applicable):

Subscriber	Beneficial Person
_______	_______	Category 1.

An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Purchased Shares, with total assets in excess of US$5,000,000;

_______	_______	Category 2.	A natural person whose individual net worth, or joint net worth with that person's spouse, on the date of purchase exceeds US$1,000,000;
_______	_______	Category 3.

A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

_______	_______	Category 4.

A "bank" as defined under Section (3)(a)(2) of the U.S. Securities Act or savings and loan association or other institution as defined in Section (3)(a)(5)(A) of the U.S. Securities Act acting in its individual or fiduciary capacity; a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the U.S. Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of such act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan with total assets in excess of US$5,000,000 established and maintained by a state, a political subdivision thereof, or an agency or instrumentality of a state or a political subdivision thereof, for the benefit of its employees; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 whose investment decisions is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000, or, if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

_______	_______	Category 5.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;
_______	_______	Category 6.	A director or executive officer of the Corporation;

_______	_______	Category 7.

A trust with total assets in excess of US$5,000,000, not formed for the specific purpose of acquiring the Purchased Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the U.S. Securities Act;

_______	_______	Category 8.	An entity in which all of the equity owners satisfy the requirements of one or more of the foregoing categories.

(f)

the Subscriber acknowledges that the Subscriber has not purchased the Purchased Shares as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(g)

the Subscriber understands that the Purchased Shares will not be registered under the U.S. Securities Act and are “restricted securities” as that term is defined in Rule 144 of the U.S. Securities Act and agrees that if the Subscriber decides to offer, sell or otherwise transfer any of the Purchased Shares, the Subscriber will not offer, sell or otherwise transfer any of such Purchased Shares directly or indirectly, unless registered under the U.S. Securities Act or:

(A)

the sale is to the Corporation;

(B)

the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(C)

the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder if available and in accordance with any applicable state securities or "Blue Sky" laws; or

(D)

the Purchased Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable U.S. state laws and regulations governing the offer and sale of securities, and the Subscriber has, prior to such sale, furnished to the Corporation an opinion of counsel of recognized standing reasonably satisfactory to the Corporation confirming the compliance of such sale with the U.S. Securities Act and applicable U.S. state securities laws and regulations;

(h)

the Subscriber and each beneficial purchaser on whose behalf the Subscriber is contracting, if any, understands and acknowledges that upon the issuance of the Purchased Shares, the certificates representing the Purchased Shares, as well as all certificates issued in exchange therefor, issued prior to four months plus one day from the Closing Date shall bear the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE _________, 2007.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE LISTED ON THE TORONTO STOCK EXCHANGE (“TSX”); HOWEVER, THE SAID SECURITIES CANNOT BE TRADED THROUGH THE FACILITIES OF TSX SINCE THEY ARE NOT FREELY TRANSFERABLE, AND CONSEQUENTLY ANY CERTIFICATE REPRESENTING SUCH SECURITIES IS NOT “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON TSX.”

For purposes of complying with the United States Securities Laws, the Subscriber and each beneficial Subscriber, if any, understands and acknowledges that all certificates issued to the Subscriber representing the Purchased Shares shall bear the following legends:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE "U.S. SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE, AND MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) IN COMPLIANCE WITH THE EXEMPTION PROVIDED BY RULE 144 UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED THE CORPORATION AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE CORPORATION.”

“DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

provided, that if any such Purchased Shares are being sold in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act at a time that the Corporation is a “foreign private issuer” as defined in Rule 405 under the U.S. Securities Act and in compliance with Canadian local laws and regulations, the legend may be removed by providing a declaration to the Corporation’s registrar and transfer agent and the Corporation in the form of paragraph (i) of Schedule A (or as the Corporation may reasonably prescribe from time to time) and the Corporation shall use commercially reasonable efforts to cause the legend to be removed within three business days of receipt thereof; and provided, further, that, if any such Purchased Shares are being sold pursuant to Rule 144 of the U.S. Securities Act or a transaction that does not require registration under the U.S. Securities Act or applicable state securities laws, the legend may be removed by delivery to the registrar and transfer agent of the Corporation of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation , to the effect that such legend is no longer required under applicable requirements of the U.S. Securities Act or applicable state securities laws.

(i)

the Subscriber acknowledges that the Subscriber shall be required to make the following certification when selling securities in accordance with Rule 904 Regulation S of the U.S. Securities Act:

"The Undersigned (A) acknowledges that the sale of the securities to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and (B) certifies that: (1) the seller is not an affiliate of the Corporation as defined in the U.S. Securities Act; (2) the offer of such securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States; or (b) the transaction was executed on or through the facilities of the TSX Venture Exchange or The Toronto Stock Exchange or any other designated offshore securities market and neither the seller nor any person acting on the seller’s behalf knows that the transaction has been pre-arranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on its or their behalf has engaged or will engage in any directed selling efforts in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of "washing off" the resale restrictions imposed because the securities are "restricted securities" (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace the securities sold in reliance on Rule 904 of the U.S. Securities Act with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.  Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.";

(j)

the Subscriber understands that the legend restricting transfer of the Purchased Shares may not be removed in connection with a sale of Purchased Shares outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act unless the Corporation is a “foreign issuer” as defined in Regulation S at the time of the sale, that there is no assurance that the Corporation will be a “foreign issuer” at the time of a proposed sale, and that the Corporation may take actions or engage in transactions that cause it to cease to be a “foreign issuer”.  The Subscriber understands that the Corporation has represented in the Agency Agreement that the Corporation intends to remain a “foreign issuer” for at least two years after Closing and has agreed that if it ceases to be a “foreign issuer” or if it proposes to take an action that would cause one of the conditions set forth in Clause (2) of the definition of “foreign private issuer” in Rule 405 under the U.S. Securities Act to exist, the Corporation will file a registration statement for resale of the Purchased Shares under the U.S. Securities Act and use commercially reasonable efforts to cause the registration statement to become effective and to remain effective until a date that is two years after the Closing Date.

(k)

the Subscriber consents to the Corporation making a notation on its records or giving instruction to the registrar and transfer agent of the Corporation in order to implement the restrictions on transfer set forth and described herein;

(l)

the Subscriber, if an individual, is a resident of the state or other jurisdiction in its address set out set out on the page following the face page of this Subscription Agreement, or if the Subscriber is not an individual, the office of the subscriber at which the Subscriber received and accepted the offer to purchase the Purchased Shares is the address set out set out on the page following the face page of this Subscription Agreement;

(m)

the Subscriber understands and acknowledges that the publicly available materials regarding the Corporation in Canada do not contain all the information that would be found in the applicable registration statement if the Purchased Shares were registered under the U.S. Securities Act and that the Corporation’s financial statements have been prepared in accordance with Canadian generally accepted accounting principles, which differ in some respects from United States generally accepted accounting principles, and therefore may not be comparable to financial statements of United States companies;

(n)

the Subscriber has relied solely upon the Subscriber’s own independent investigation in making a decision to purchase the Purchased Shares and acknowledges that (i) the Purchased Shares are speculative investments which involve a substantial degree of risk with no assurance of any income from such investments and the possibility that such may become worthless and (ii) the Subscriber is prepared to bear the economic risks for an indefinite period;

(o)

the Subscriber certifies that the Subscriber has received or has had full access to all the information the Subscriber considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares;

(p)

the Subscriber certifies that the Subscriber has had an opportunity to ask questions and receive answers from the Corporation regarding the Corporation’s business, management and financial affairs and the terms and conditions of the offer, sale and issuance of the Purchased Shares and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to the Subscriber or to which the Subscriber had access;

(q)

the Subscriber certifies that the offer, sale and issuance of the Purchased Shares is not a transaction, or part of a chain of transactions which, although in technical compliance with Regulation D promulgated under the U.S. Securities Act, is part of a plan or scheme to evade the registration requirements of the U.S. Securities Act; and

(r)

if the Subscriber is an entity or organization, the Subscriber certifies that it was not formed for the specific purpose of acquiring the Purchased Shares.

IN WITNESS WHEREOF, the undersigned Subscriber has executed this Certificate of a U.S. Person as of the  day of _______________________, 2007.

If a Corporation, Partnership or Other Entity:

If an Individual:

Print or Type Name

Print or Type Name

Signature

Signature

Type of Entity

Social Security/Tax I.D. No.

SCHEDULE “B”

TERM SHEET

PEACE ARCH ENTERTAINMENT GROUP INC.
C$33,000,000
Indicative Term Sheet

“BEST EFFORTS” OFFERING OF 13,200,000 COMMON SHARES BY PRIVATE PLACEMENT

Issuer:	Peace Arch Entertainment Group Inc. (the “Company”).
Offering:	13,200,000 Common Shares (the “Treasury Securities”)
Transaction and Syndication:

Best Efforts of Common Shares offered and sold by way of private placement exemptions (excluding exemptions that require the use of an offering memorandum) in each of the provinces in Canada.  The Common Shares will also be sold to U.S. purchasers on a private placement basis pursuant to an exemption from the registration requirements in Regulation D under the United States Securities Act of 1933, as amended (the “US Securities Act”).  These securities have not been registered under the US Securities Act, and may not be offered or sold in the United States or to a U.S. person (as defined in Regulation S under the US Securities Act) unless an exemption from registration is available.

Offering Price:	C$2.50 per Treasury Security
Use of Proceeds:

The net proceeds of the transaction are intended to be used by the Company to finance two proposed acquisitions (C$16M); debt repayments (C$5M); and working capital needs (C$10M).  Should the proposed acquisition not close, the net proceeds that were intended to be used to finance such acquisition will be used by the Company for general corporate purposes, including other potential future acquisitions.

Syndication:	Westwind Partners Inc.* 50% CIBC World Markets Inc. 30% Paradigm Capital Inc. 10% Clarus Securities Inc. 10% * 6% step-up.
Selling Group:	The selling group will be allocated up to C$10,000,000 of the Treasury Securities to distribute solely into the United States. The selling group will be comprised of Morgan Joseph & Co.
Fees:

6% of the gross proceeds from the sale of the Treasury Securities payable by the Company. The Selling Group will receive a fee of 4% on the gross dollar amount allocated to them.  The fee will be paid out of the gross amount paid to the syndicate.

Expenses:

The Company will be responsible for all reasonable expenses of the Offering, including the initial $60,000 plus applicable taxes (and, in the event the structuring of the Offering materially changes from that described in this term sheet, such additional amount in excess of $60,000 with the prior consent of the Company acting reasonably) in respect of fees and disbursements of legal counsel to the Agents, plus all applicable Tax.

B-2

Closing Date:	On or about June 8, 2007
Eligibility:	Eligible for RRSPs, RRIFs, RESPs and DPSPs.
Listing:

The Common Shares of the Company currently trade on the TSX and AMEX under the symbol “PAE”.  The Company shall obtain the necessary approvals to list the Common Shares issued in connection with the Offering on the TSX and AMEX, which listing shall be conditionally approved prior to the date of closing by the TSX and shall be approved prior to the date of closing by AMEX.

Agency Agreement:

The parties will negotiate in good faith a definitive Agency Agreement containing customary terms and conditions for transactions comparable to the Offering, including a broad “disaster-out”, “material adverse change-out”, “market-out”, “litigation-out” and “regulatory-out”. The Company shall obtain as a condition to closing any regulatory and other consents which may be required to permit the Offering.

Restricted Period:

From the date hereof until 120 days after the date of the closing of the Offering , CPC Communications Inc., the Company and the following senior officers of the Company: Mara Di Pasquale, John Flock and Drew Craig agree not to, without the prior written consent of Westwind Partners Inc., such consent not to be unreasonably withheld, authorize, sell or issue or announce its intention to authorize, sell or issue, or negotiate or enter into an agreement to sell or issue, any securities of the Company (including those that are convertible or exchangeable into securities of the Company) other than (i) the sale of up to 2,833,000 Common Shares of the Company beneficially owned by CPC Communications Inc.; (ii) pursuant to the Offering; (iii) the issue of non-convertible debt securities; (iv) upon the exercise of convertible securities, options or warrants of the Company outstanding at the date hereof; (v) pursuant to the Company’s stock option plan; or (vi) as non-cash consideration pursuant to an acquisition of shares or assets from arms length persons in the normal course of business and which does not result in a change of control of the Company.

Hold Period:

In Canada, the Common Shares will be subject to a hold period of four months plus one day in applicable jurisdictions calculated from the closing of the Offering. The Common Shares sold outside the United States will be subject to a 40 day “distribution compliance period” as required by Regulation S, and may not be offered, sold or otherwise transferred in the United States or to a U.S. Person until the 41st day after Closing.  The Common Shares offered and sold in the United States or to U.S. persons will be “restricted securities” as defined in Rule 144 under the U.S. Securities Act.